Exhibit 32.1

WRITTEN STATEMENT OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER AND THE CHIEF

FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. 1350

Solely for the purpose of complying with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned President and the Chief Financial Officer of Veri-Tek International, Corp. (the “Company”), hereby certify that to the best of our knowledge the Annual Report of the Company on Form 10-K for the year ended December 31, 2004 fully complies with the requirements of Section 15d of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Todd Antenucci
Name:	Todd Antenucci
Title:	President (Principal Executive Officer) of Veri-Tek International, Corp.

By:	/s/ David V. Harper
Name:	David V. Harper
Title:	Chief Financial Officer (Principal Financial and Accounting Officer) of Veri-Tek International, Corp.

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